EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Higher One Holdings, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marc Sheinbaum, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2015	By:	/s/ Marc Sheinbaum
Marc Sheinbaum President and Chief Executive Officer (principal executive officer)